EXHIBIT 10.53

NOTE:  Portions of this document marked “***” have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment of the omitted and separately filed portions.

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (the “Agreement”) is entered into as of January 26, 2006 (the “Effective Date”) by and between AVI BioPharma, Inc., an Oregon corporation having its principal place of business at One SW Columbia, Suite 1105, Portland, Oregon 97258, and Chiron Corporation, a Delaware corporation having its principal place of business at 4560 Horton Street, Emeryville, California 94608, U.S.A. (“Chiron”).

BACKGROUND

WHEREAS, Chiron has developed certain intellectual property rights with respect to HCV (as hereinafter defined) which relate to the HCV genome and encoded proteins;

WHEREAS, Licensee (as hereinafter defined) is engaged in research and development of antisense compounds for the treatment of HCV infection and desires to commercialize such compounds, which activities may fall within the scope of the Chiron Patent Rights (as hereinafter defined) as well as under Licensee’s own issued and pending patents;

WHEREAS, Licensee wishes to obtain a license under the Chiron Patent Rights for such purposes;

WHEREAS, Chiron is willing to grant, and has offered to grant Licensee, a license under the Chiron Patent Rights for a negotiable fully paid-up, one-time fee; and

WHEREAS, as an alternative to the arrangement whereby Licensee would secure a license under the Chiron Patent Rights for a fully paid up one time fee, Licensee wishes to enter into an arrangement pursuant to which Licensee shall provide consideration for the license under Chiron Patent Rights by paying to Chiron milestone and royalty payments, which payments represent Chiron’s interest in the value contributed by the licensure of Chiron Patent Rights to Licensee’s program(s) for the research, development and commercialization of Identified Products (as hereinafter defined).

NOW, THEREFORE, in consideration of the above premises and the mutual covenants contained herein, the parties hereto agree as follows:

1.             DEFINITIONS

For the purposes of this Agreement, the following definitions shall apply, and the terms defined herein in plural shall include the singular and vice-versa:

1.1.         “Affiliate” means, with respect to a party hereto, any corporation, partnership, joint venture or other business arrangement which is controlled by, controlling or under common control with such party, and shall include any direct or indirect beneficial ownership of more than fifty percent (50%) of the voting stock or participating profit interest of such corporation or other business entity.  Without limiting the generality of the foregoing, the Affiliates of Chiron expressly exclude Novartis A.G, a Swiss corporation, and any Affiliate thereof not otherwise an Affiliate of Chiron (collectively, “Novartis”) unless and until such time as Novartis exercises its rights to control Chiron in accordance with the terms and conditions of the November 20, 1994 Governance Agreement between Chiron and Novartis’ predecessor in interest, Ciba-Geigy Limited.

1.2.           “Chiron Patent Rights” means the patents or patent applications owned by Chiron listed in Exhibit A attached hereto, together with all patents issuing thereon, including any divisionals, continuations, continuations-in-part, reissues, reexaminations and extensions thereof, and foreign counterparts.  Upon request of Licensee, in the event that Licensee demonstrates that any patent or patent application owned by Chiron Corporation as of the Effective Date, but not listed in Exhibit A, is necessary to conduct activities in the Research and Development Field with respect to Identified Products, provided that such patent or patent application is licensable by Chiron to Licensee on the terms and conditions set forth herein, Exhibit A shall be amended to include such patent or patent application.  For the avoidance of doubt, Chiron Patent Rights expressly excludes patents that as of the Effective Date are owned or controlled by any Third Party or Affiliate to which Chiron may assign its rights and obligations under this agreement in accordance with Section 10.4 of this Agreement.

1.3.         “Clinical Trial” means a Phase I Clinical Trial, a Phase II Clinical Trial, or a Phase III Clinical Trial, as the case may be.

1.4.         “Confidential Information” means each party’s confidential and/or proprietary information, including but not limited to each party’s know-how, invention disclosures, technology, libraries, targets, compounds, patents, proprietary materials and/or technologies, economic information, business or research strategies, trade secrets and material embodiments thereof.  The terms of this Agreement and the Stock Purchase Agreement shall be considered the confidential information of each party.

1.5.         “FDA” means the United States Food and Drug Administration and any successor drug regulatory entity thereto.

1.6.         “HCV” means the Hepatitis C virus, including any isolates, strains (natural or engineered) or mutations thereof.

1.7.         “Identified Products” means siRNA or Antisense Compounds, whether developed prior to, on, or after the Effective Date, that:

1.7.1.      are designed to inhibit HCV by hybridizing to the HCV genome or its complementary RNA resulting in direct or indirect inhibition of HCV replication, transcription, translation or modification of the HCV genome or its complementary RNA, or reducing stability of HCV nucleic acids or by similar methods of inhibition of host factors involved in HCV expression or replication, with respect to which Licensed Processes were employed at any time during the course of the research, development of commercialization of such compounds; or

1.7.2.      act on, whether by modulation, stimulation, inhibition, or otherwise:

(a)           the HCV genome or its complementary RNA with respect to which Licensed Processes were employed at any time during the course of the research, development or commercialization of such compounds; or

(b)             a molecule of which any portion of the HCV genome or its complementary RNA is a component part, with respect to which Licensed Processes were employed at any time during the course of the research, development or commercialization of such compounds; or

1.7.3.      act on, whether by modulation, stimulation, inhibition, or otherwise, HCV and that are derived from, synthesized using, based on data from, or reasonably suggested by compounds described in Section 1.7.1 or 1.7.2 irrespective of whether Licensed Processes were utilized at any time during the course of the research, development or commercialization of such compounds.

1.8.         “IND” means (a) an Investigational New Drug Application (as defined in the U.S. Federal Food, Drug and Cosmetic Act, as amended, and the regulations promulgated thereunder) that is required to be filed with the FDA before beginning clinical testing of an Identified Product in human subjects, or any successor application or procedure or (b) any counterpart of an Investigational New Drug Application that is required in any other country or region in the Licensed Territory before beginning clinical testing of an Identified Product in human subjects in such county or region.

1.9.         “Licensee” means AVI Biopharma, Inc., an Oregon corporation, and any Affiliates thereof.

1.10.       “Licensee Facility” means and is limited to the facilities of Licensee and its Affiliates located at the locations specified in Exhibit B.  Licensee may add additional locations to this list with prior written notice to Chiron.

1.11.       “Licensed Composition” means any composition, the making, using, selling, keeping, offering for sale, importing or exporting thereof would, but for the license granted herein, infringe any Valid Claim within Chiron Patent Rights, if practiced in a Reference Country.

1.12.       “Licensed Method” means any method or process, the practice of which would, but for the license granted herein, infringe a Valid Claim of the Chiron Patent Rights, (including the manufacture, use, sale, keeping, offer for sale, importation or exportation of a product which would infringe any such Valid Claim), if practiced in a Reference Country.

1.13.       “Licensed Processes” means any process that involves the use, practice or manufacture of a Licensed Composition and/or Licensed Method, including:  (a) the design, synthesis, screening, identification, selection or improvement of compounds (including mixtures thereof), bioactive “hits” or research leads during drug discovery research; and (b) the optimization, formulation, characterization or evaluation of lead compounds or development candidates during preclinical research or development.

1.14.       “Licensed Territory” means (a) for purposes of use of the Licensed Processes, any country in the world where Licensee has a Licensee Facility and (b) for purposes of development and commercialization of Identified Products means worldwide.

1.15.       “NDA” means a New Drug Application or a Biologics License Application, each as defined in the U.S. Federal Food, Drug, and Cosmetics Act, as amended, and the regulations promulgated thereunder, and any corresponding foreign or domestic marketing authorization application, registration or certification, necessary or reasonably useful to market a Identified Product in the Licensed Territory, but not including pricing or reimbursement approvals.

1.16.       “Net Sales” shall be calculated in accordance with U.S. generally accepted accounting principles and, for each calendar year during the Term, means the gross amount billed or invoiced for sales or other dispositions of all Identified Products by Licensee or a Third Party Beneficiary hereunder (other than sales or other dispositions to Affiliates unless such Affiliate is the end user) less the following deductions actually paid or incurred (to the extent they are not already reflected in the amount invoiced and to the extent they are not otherwise covered or reimbursed) during such calendar year: (a) discounts, returns, allowances, and wholesaler chargebacks allowed and taken in amounts customary in the trade; (b) import, export, excise, sales or use taxes, value added taxes, and other taxes, tariffs or duties directly imposed and properly allocable to Identified Product sales, but not taxes assessed on income derived from Identified Product sales; (c) separately itemized shipping, freight charges or insurance paid; and (d) amounts allowed or credited for retroactive price reductions or rebates.  Where Identified Product is sold in the form of a combination product containing one or more active ingredients in addition to an Identified Product, Net Sales for such combination product will be calculated by multiplying actual Net Sales of such Combination Product by the fraction A/(A+B) where A is the invoice price of the Identified Product if sold separately, and B is the total invoice price of any other active component or components, or devices, in the combination, if sold separately.  If, on a country-by-country basis, the other active component or components in the combination are not sold separately in said country, Net Sales for the purpose of determining royalties of the combination product shall be calculated by multiplying actual Net Sales of such combination product by the fraction A/C where A is the invoice price of the Identified Product, if sold separately, and C is the invoice price of the combination product.  If, on a country-by-country basis, neither the Identified Product nor the other active component or components of the combination product is sold separately in said country, Net Sales for the purposes of determining royalties of the combination product shall be determined by the parties by mutual agreement.  If Licensee receives any consideration for the sale or other disposal of any Identified Product or for the use of any Identified Product other than monetary consideration under bona fide arm’s length terms, then for the purposes of calculating the royalty payable under this Agreement, such Identified Products shall be deemed to be sold exclusively for money at the fair market price generally achieved for such Identified Products in the country in which such sale or other disposal or use occurred when such Identified Products are sold alone and not with other products.

1.17.       “Phase I Clinical Trial” shall mean first human dosing, such as pursuant to a clinical trial, conducted in accordance with 21 C.F.R. 312.21(a) or other applicable regulatory requirements outside the United States, designed to establish the safety, and preliminary evidence of effectiveness, of a pharmaceutical product for human use.

1.18.       “Phase II Clinical Trial” shall mean first human dosing pursuant to a clinical trial, conducted in accordance with 21 C.F.R. 312.21(b) or other applicable regulatory requirements outside the United States, of appropriate size and designed to evaluate the effectiveness of a pharmaceutical product in patients with the disease for its intended use and in the dosage range to be prescribed by identifying the proportion of patients within the trial who respond to the pharmaceutical product.

1.19.       “Phase III Clinical Trial” shall mean first human dosing pursuant to a clinical trial, conducted in accordance with 21 C.F.R. 312.21(c) or other applicable regulatory requirements outside the United States, that is conducted after preliminary evidence suggesting effectiveness has been obtained, that is of appropriate size and design to establish that a pharmaceutical product is safe and effective for its intended use, to define warnings, precautions and adverse reactions that are associated with the pharmaceutical product in the dosage range to be prescribed, and to support regulatory approval of such pharmaceutical product or label expansion of such pharmaceutical product.

1.20.       “Reference Countries” means the United States of America for any activities that are conducted in the United States of America, and the United Kingdom for any activities that are conducted outside the United States of America.

1.21.       “Research and Development Field” means therapeutic applications for HCV infection, and expressly excludes applications in: (i) small molecules, including small molecular weight chemical molecules other than oligonucleotide and nucleic acid-based molecules, (ii) diagnostics, including nucleic acid testing and immunodiagnostics, (iii) vaccines and (iv) peptide and protein based products (collectively, the “Excluded Applications”).

1.22.       “siRNA or Antisense Compounds” means short, linear nucleic acid oligomers or polymers, including nucleic acid analogs, and conjugates of any of the foregoing with agents such as polypeptides that act to enhance the uptake or therapeutic activity of the nucleic acids or nucleic acid analogs.

1.23.       “Term” shall have the meaning set forth in Section 8.1.

1.24.       “Third Party” means a person or entity other than a party to this Agreement or its respective Affiliates.

1.25.       “Third Party Beneficiary” means any Third Party receiving from Licensee, directly or indirectly, any beneficial interest in an Identified Product or information enabling the development of an Identified Product, and includes any sublicenses or other rights granted in accordance with Section 2.2.

1.26.       “Valid Claim” means any claim of an issued (or granted) and unexpired patent that (a) has not been held unenforceable, unpatentable or invalid by a decision of a court or governmental agency of competent jurisdiction, which decision is unappealable or unappealed within the time allowed for an appeal and (b) has not been admitted by Chiron to be invalid or unenforceable generally through reissue or disclaimer.

2.             LICENSE

2.1.         Research and Development License Grant; Commercial License. Subject to all of the terms and conditions in this Agreement, Chiron hereby grants to Licensee, a non-transferable, non-exclusive license, with the right to sublicense solely as set forth in Section 2.2, under the Chiron Patent Rights, to use Licensed Compositions and Licensed Methods in the Research and Development Field at a designated Licensee Facility in the Licensed Territory during the Term and to make, have made, use, have used, sell, have sold, import, and export Identified Products during the Term of this Agreement (the “License”).

2.2.         Sublicenses.  Licensee may grant sublicenses under the licenses granted in Section 2.1 or other rights to exploit Identified Products only as set forth below.

2.2.1.      License may grant sublicenses to Third Parties with which Licensee has a written agreement under which Licensee and such Third Parties collaborate on research within the Research and Development Field; provided that, (i) Licensee has provided Chiron with prior written notice identifying any such Third Party and the scope of the collaboration (which notice may be provided prior to execution of such agreement, provided that negotiations of such agreement have commenced, or during the term of such agreement); (ii) that the proposed scope of the sublicense is limited to the research in the Research and Development Field, does not grant the right for commercialization of any Identified Products, and, in any event, does not exceed the scope or duration of the license granted to Licensee under Section 2.1; (iii) Chiron does not within thirty (30) days after its receipt of such written notice reasonably object in writing to the grant of such sublicense; (iv) such Third Party agrees to be bound by all of the applicable terms and conditions of this Agreement (including Article 5); and (v) such sublicense shall terminate upon the expiration or termination of its written agreement with Licensee with respect to such collaboration with Licensee.  For the purposes of Section 2.2.1(iii), it shall not be unreasonable for Chiron to withhold or delay consent if Chiron reasonably believes that the proposed Third Party (a) has or is infringing any Chiron Patent Rights or (b) has or is challenging the validity of any Chiron Patent Rights.

2.2.2.      Notwithstanding the foregoing, Licensee may sublicense, or otherwise grant or authorize,  Third Parties to market, distribute, sell or otherwise commercialize any Identified Product, provided that (i) Licensee shall remain obligated to make applicable milestone and royalty payments under Section 3.1 for such Identified Products and (ii) such Third Parties shall be subject to all obligations of Licensee under this Agreement (including payment, reporting and indemnity provisions); provided that neither Licensee nor any such Third Party shall be required to make duplicate payments for any one Identified Product for which payment has been received by Chiron.

2.3.         Acquired Compounds. Licensee shall provide Chiron prior written notice (the “Third Party Notice”) if Licensee seeks to obtain from any Third Party to which Chiron has not granted a license under Chiron Patent Rights to practice Licensed Processes in the Research and Development Field (a “Third Party Licensor”) a license or other right (an “In-License”) to make, have made, use, have used, sell, have sold, import, or export any compound owned or controlled by such Third Party Licensor that (i) is a siRNA or Antisense Compound that has therapeutic applications for HCV infection, (ii) is not within the Excluded Applications, and

(iii) is reasonably likely to have been identified, discovered or generated through the practice of Licensed Processes.  The Third Party Notice shall identify (a) each compound (but not structures) sought from the Third Party Licensor, (b) the targets of action of such compound to the extent known, (c) the date on which Licensed Processes are believed to first have been used by such Third Party Licensor, (d) the stage of development of such compound, (e) the scope the license to be granted to Licensee (including degree of exclusivity and territories included), and (f) the identity of such Third Party Licensor.  Chiron may, in its sole discretion, approve or reject some or all of the In-Licenses set forth in the Third Party Notice, and shall make such approval or rejection in writing within thirty (30) days of receipt of the Third Party Notice. Upon Chiron’s written approval of an In-License, each compound that is the subject of the In-License (an “Acquired Compounds”) shall become an Identified Product under this Agreement for all purposes, including the obligations to make milestone and royalty payment. Within ten (10) days of reaching a binding agreement with the Third Party Licensor for such In-License (“In-License Date”), Licensee shall pay to Chiron for such Identified Product any milestone payments in accordance with Section 3.1.1 for milestone events that occurred prior to the In-License Date, and any royalty payments in accordance with Section 3.1.2 and 3.1.3 for periods prior to the In-License Date.

2.4.         No Rights by Implication.  Licensee’s rights under the Chiron Patent rights shall be limited to those rights specified in Sections 2.1 and 2.2, and Chiron retains all other rights related thereto.

3.             PAYMENTS

3.1.         Payments.  In consideration of Chiron’s grant of the License to Licensee, Licensee shall, in addition to the other Licensee obligations referenced herein, make to Chiron the payments referenced in this Section 3.1.

3.1.1.      Milestone Payments.  With respect to each and every Identified Product developed by Licensee or any Third Party Beneficiary that reaches the milestone events referenced in this Section 3.1.1, Licensee shall pay to Chiron the following milestone payments within thirty (30) days following the occurrence of each such milestone event:

(a)           Upon filing of an IND or commencement of Phase I Clinical Trials, whichever occurs first:  *** (“First Milestone Payment”); and

(b)           Upon commencement of Phase II Clinical Trials: ***; and

(c)           Upon commencement of Phase III Clinical Trials: ***; and

(d)           Upon filing of an NDA: ***; and

(e)           Upon approval of an NDA: ***.

For the avoidance of doubt, each payment pursuant to clause (a), (b), (c), (d) or (e) above shall be non-refundable, non-creditable, non-cancelable and payable once (and only once) with respect to each Identified Product regardless of the number of countries in which clinical trials are conducted or the number of NDA registrations filed or approved with respect to such Identified Product.  If a milestone event occurs and Licensee has not made any milestone payments due for previous milestone events (regardless of whether such milestone events have occurred), Licensee shall pay to Chiron the amounts due for such previous milestone events in conjunction with the payments for the current milestone events.  For purposes of this Section 3.1.1, “commencement” of particular Clinical Trial shall mean the earlier of (i) the date of first such dosing of Identified Product in humans as part of such Clinical Trial and (ii) the date upon which Licensee makes a public announcement that such Clinical Trial has commenced.

3.1.2.      Royalty Payments.  Licensee shall pay Chiron royalty payments with respect to Net Sales of Identified Products in accordance with the following royalty payment schedule:

For Aggregate Annual Worldwide Net Sales of Identified Products:	Royalty Rate
Above $0 and up to *** million	***%
Above *** million	***%

Following the first commercial sale of an Identified Product, Licensee will make royalty payments to Chiron on a quarterly basis.  Payments will be due within forty-five (45) days of the end of each calendar quarter.

3.1.3.      No Valid Claim.  If during any time period, an Identified Product is exploited in a country of the Licensed Territory and is not covered by a Valid Claim under any Chiron Patent Rights in such country, the Royalty Rate payable by Licensee during the time period in which there is no such coverage by a Valid Claim for such Identified Product shall be as follows:

For Aggregate Annual Worldwide Net Sales of Identified Products

Royalty Rate

Above $0 and up to *** million

***%

Above *** million

***%

3.1.4.      Prior Activity.  Any Identified Products that have been developed prior to the Effective Date by Licensee or its sublicensees shall be set forth in Exhibit C hereto, and shall include the latest stage of clinical achievement for such Identified Products.  On the Effective Date, Licensee shall pay to Chiron any milestone or royalty payments under Sections 3.1.1, 3.1.2 and 3.1.3 for such Identified Products related to periods prior to the Effective Date; provided, however, that in lieu of receiving the First Milestone Payment with respect to that certain Identified Product described on Exhibit C as HCV AUG (AVI-4065) and described therein as having commenced a phase I/II trial, Chiron has agreed to receive from Licensee certain common stock of Licensee as set forth in that certain Stock Purchase Agreement between the parties dated of even date herewith.  Any breach of such agreement by Licensee shall constitute a material breach of this Agreement.

3.2.         Manner of Payment.  All payments hereunder shall be in United States dollars in immediately available funds and shall be made by wire transfer to such bank account as may be designated from time to time by Chiron.

3.2.1.      Exchange Rate.  In the event that Identified Products are sold in currencies other than United States dollars, Net Sales shall be calculated by Licensee in accordance with generally accepted accounting principles.  Net Sales in such other currencies shall be converted into U.S. dollars at the end of each royalty reporting period using an exchange rate equal to the simple average of the daily “U.S. dollar noon buying rates” on each business day of the applicable royalty reporting period, as published at 12:00pm daily New York time by the Federal Reserve Bank of New York (available on Bloomberg & Reuters).  Royalty payments due to Chiron pursuant to Section 3.1.2 and 3.1.3 shall be calculated based on the Net Sales in United States dollars as calculated above.

3.2.2.      Blocked Currency.  In the event that restrictions or prohibitions imposed by a national or international government authority preclude conversion of a national or international currency into United States dollars, Licensee and Chiron shall consult to find a prompt and acceptable solution and, prior to Licensee and Chiron determining such an acceptable solution, Licensee shall handle all money received by Licensee from the sale or other distribution of Identified Products as Chiron may lawfully direct.  The cost and expense incurred as a consequence of any such handling shall be borne equally by Licensee and Chiron.  Notwithstanding the foregoing, if any national or international currency cannot be converted into United States dollars when payment to Chiron is due and payable under Section 3.1 above, Licensee shall deposit the local currency equivalent of the United States dollar payment amount due and payable to Chiron in an interest-bearing account in the name of Chiron.  In the event that conversion into United States dollars of any payment amount due and payable to Chiron deposited in an interest-bearing account pursuant to the previous sentence becomes possible, Licensee shall deliver such payment amount to Chiron promptly, however, if conversion of any such amount is not possible within twelve (12) months after the date payment was due and payment to Chiron, Licensee shall transfer to Chiron the amount deposited in the name of Chiron, together with all interest accrued on the amount deposited after the date of deposit.

3.2.3.      Late Payment.  Any payment, including royalty payments, made by Licensee hereunder after the date such payment is due, shall bear interest at the lesser of: (a) 300 basis points above the three (3) month United States Dollar LIBOR as published in the Wall Street Journal on the day which is two business days prior to the date the payment is due, or (b) the maximum rate permitted by applicable law (the “Interest Rate”).  The Interest Rate shall be calculated from the date payment was due until actually received by Chiron (the “Interest Period”) based on actual number of days lapsed and a 360-day year.  If the Interest Period extends beyond three (3) months, at the beginning of each three (3) month interval, the Interest Rate will be recalculated using the current three (3) month LIBOR, as described above, until the payment is received.

3.2.4.      Underpayment.  If an Inspection (as defined in Section 4.3) reveals an underpayment, then Licensee shall promptly make up such underpayment with interest at the Interest Rate from the date payment was owed.

3.3.         Withholding Taxes.    If applicable law requires that Licensee withhold any taxes from the amounts paid to Chiron hereunder, Licensee shall deduct such taxes from the amounts paid by Licensee hereunder, make timely payment of such taxes to the proper taxing authority for the account of Chiron and send proof of such payment to Chiron within thirty (30) days following such payment.    Further, Licensee shall provide Chiron copies of any tax receipts for any such taxes paid, together with copies of all pertinent communications from or with governmental authorities with respect thereto.  At Chiron’s reasonable request and at Chiron’s reasonable expense, Licensee shall reasonably assist Chiron in any effort by Chiron in claiming any exemption from such taxes under any double taxation or similar agreement or treaty from time to time in force, and in minimizing the amount required to be so withheld.

3.4.         More Favorable Terms.  Chiron represents that as of the Effective Date it has not offered to any third party a license to the Chiron Patents and Licensed Processes in the Research and Development Field to make, have made, use, have used, sell, have sold, import and export Identified Products on terms that are substantially more favorable on the whole than the terms of the license to Licensee hereunder.

4.             STATEMENTS, RECORDS AND INSPECTION

4.1.         Statements.  All milestone and royalty payments made to Chiron hereunder shall be accompanied by a written statement setting forth in reasonable detail the calculation thereof, including, for example, in the case of royalty payments, the gross amount billed or invoiced by Licensee or an affiliate or commercial collaborators or any other Third Party for the sale or distribution for the Identified Product, itemized deductions against such gross amount, and Net Sales on a country-by country basis.  Such statement shall contain reference to Net Sales by territory in United States Dollars, as calculated by the method in Section 3.2.

4.2.         Record Keeping.  Licensee shall keep and maintain, and shall cause its Affiliates and Third Party Beneficiaries to keep and maintain, complete and accurate books of account and adequate records of all sales of Identified Products in sufficient detail to permit Chiron to confirm the accuracy of reported royalties hereunder, including general accounting ledgers, invoice/sale registers, original invoices and shipping documents, tax returns, inventory and manufacturing records, sublicense and distributor agreements and price lists, product catalogs and other marketing materials, and shall retain such books and records for a period of three years from the last day of the calendar quarter in which such sales were made.

4.3.         Inspection.  Chiron may from time to time and at any reasonable time, not exceeding once every twelve (12) months, audit (each such audit, an “Inspection”) the books and records of Licensee, Licensee’s Affiliates or Third Party Beneficiaries, as the case may be, and records and books of sublicensees, to the extent necessary in order to verify the accuracy of any report or payment made under this agreement, or in the case of Licensee’s failure to make reports or pay royalties, to obtain information as to the royalty payable for any such period, by Licensee to Chiron (within the three (3) full-year period immediately preceding such audit).  Any such audit will be conducted by a certified public accountant selected by Chiron, unless Licensee reasonably objects to such certified public accountant (“Auditor”), on reasonable notice and during normal business hours.  The Auditor will execute a confidentiality agreement with Licensee in which the Auditor agrees to only discuss with Chiron information and findings relevant to royalty calculations and payments pursuant to this Agreement.  Books and records shall include but not be limited to: (a) accounting general ledgers (electronically if available); (b) invoice/sales registers; (c) original invoice and shipping documents; (d) federal and state business tax returns; (e) company financial statements; (f) sales analysis reports; (g) inventory and or manufacturing records; (h) sublicense and distributor agreements; and (i) price lists, product catalogs and other marketing materials.  Licensee agrees to maintain such books and records for a period of not less than five (5) years from the date each royalty report is submitted to Chiron.  Such Inspection shall be at Chiron’s expense unless a royalty payment deficiency is determined and such deficiency is five percent (5%) or greater, for any royalty reporting period included in the examination.  In such case Licensee shall be responsible for reimbursing Chiron for the examination fee and expenses charged by the Auditor.  Licensee agrees to pay past due royalties (with interest as per Section 3.2.3) for any royalty deficiency error as determined by the Auditor, which affects periods prior to the period under audit.  Chiron and the Auditor shall maintain in confidence such inspection and its resulting report.  The Auditor may not disclose financial or proprietary information except as required by this Agreement or if it already exists in the public domain.

5.             REPRESENTATIONS AND WARRANTIES; DISCLAIMER

5.1.         Mutual Warranties.  Each party represents and warrants to the other party that (a) it has all requisite corporate power and authority to enter into this Agreement, to grant the licenses granted by it hereunder, and to perform its other obligations under this Agreement, (b) execution of this Agreement and the performance by the warranting party of its obligations hereunder, including the licenses granted by that party hereunder, have been duly authorized, and (c) this Agreement is fully binding and enforceable in accordance with its terms subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity, whether enforceability is considered a proceeding at law or equity.

5.2.         Licensee Warranties and Covenants. Licensee warrants, represents and covenants that:

5.2.1.      all of its activities related to its use of the Chiron Patent Rights pursuant to this Agreement shall comply in all material respects with all applicable legal and regulatory requirements, including all applicable regulatory requirements; and

5.2.2.      it shall not engage in any activities that would infringe the Chiron Patent Rights that are outside the scope of the Research and Development License granted hereunder (including the use of the Licensed Processes after the termination of the Term).

5.3.         DISCLAIMER.  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, CHIRON MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE CHIRON PATENT RIGHTS OR ANY LICENSE GRANTED BY CHIRON HEREUNDER, OR WITH RESPECT TO ANY PRODUCTS OR SERVICES OF LICENSEE.  FURTHERMORE, NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A WARRANTY THAT ANY PATENT OR OTHER PROPRIETARY RIGHTS INCLUDED IN THE CHIRON PATENT RIGHTS ARE VALID OR ENFORCEABLE OR THAT LICENSEE’S USE OF THE CHIRON PATENT RIGHTS CONTEMPLATED HEREUNDER DOES NOT INFRINGE ANY PATENT RIGHTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY.

5.4.         Patent Matters.  Chiron shall have the exclusive right to take action against any infringement of any of the Chiron Patent Rights, in its sole discretion.  Licensee shall cooperate reasonably in any action Chiron may take against any such infringement, upon Chiron’s request and at Chiron’s expense.

6.             LIMITATION OF LIABILITY

NOTWITHSTANDING ANYTHING IN THIS AGREEMENT OR OTHERWISE, EXCEPT WITH RESPECT TO A PARTY’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 7, NEITHER PARTY SHALL BE LIABLE TO THE OTHER WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY, OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES.

7.             INDEMNITY

7.1.         Licensee Indemnity. Subject to Section 7.2, Licensee shall indemnify, defend and hold harmless Chiron and its Affiliates and the officers, directors, employees, agents and representatives of Chiron and its Affiliates from and against any and all claims, threatened claims, damages, losses, suits, proceedings or liabilities of any kind (“Claims”) arising out of or relating to Licensee’s manufacture, use, sale, offering for sale, importation or exportation of Identified Products or to its use otherwise of the Chiron Patent Rights, including Claims based on product liability or infringement of Third Party patent or intellectual property rights.

7.2.         Indemnification Procedures. Chiron shall notify Licensee in writing promptly upon becoming aware of any Claim to which such indemnification may apply.  Licensee shall be relieved of its obligation of indemnification to the extent, and only to the extent, Licensee is prejudiced by any failure of Chiron to provide Licensee with the foregoing notice of any such Claim within a reasonable period of time.  Licensee shall have the right to assume and control the defense of the Claim at its own expense.  If the right to assume and have sole control of the defense is exercised by Licensee, Chiron shall have the right to participate in, but not control, such defense at its own expense and Licensee’s indemnity obligations shall be deemed not to include attorneys’ fees and litigation expenses incurred by Chiron after the assumption of the defense by Licensee.  If Licensee does not assume the defense of the Claim, Chiron may defend the Claim at Licensee’s expense but shall have no obligation to do so. Chiron will not settle or compromise the Claim without the prior written consent of Licensee, and Licensee will not settle or compromise the Claim in any manner which would have an adverse effect on Chiron without the consent of Chiron, which consent, in each case, will not be unreasonably withheld.  Chiron shall reasonably cooperate with Licensee and will make available to Licensee all pertinent information under the control of Chiron.

7.3.         Presumptions and Burden of Proof Regarding Claims of Exempt Product Status.  The parties agree that there shall be a presumption that siRNA or Antisense Compounds for the treatment of HCV infection arising prior to the expiration of Chiron Patent Rights in the relevant Reference Country from Licensee’s program for research, development and commercialization of HCV genome and complementary RNA inhibitor products (a “Product in Question”) are Identified Products, and are subject to the obligations governing Identified Product provided herein.  In the event that Licensee contends that a Product In Question is not an Identified Product (an “Exempt Product”) Licensee shall have the burden of proving such contention by a preponderance of the evidence, and the provisions of Section 7.4 shall apply.

7.4.         Exempt Product Notification.  In the event that Licensee or any Licensee Affiliate files an IND for any Product in Question after the Effective Date that Licensee contends is an Exempt Product, Licensee shall provide Chiron written notice providing particular and sufficient facts which are the basis for such contention (the “Exempt Product Notification”).  Licensee shall provide Chiron with the Exempt Product Notification within thirty (30) days following the IND filing of any such alleged Exempt Product (the “Exempt Product Notification Period”).  In the event that Licensee submits to Chiron an Exempt Product Notification, Chiron shall have the right to have Licensee’s claim that the Product in Question is an Exempt Product evaluated by an qualified expert in the pharmaceutical industry chosen by Chiron.  In the event that Chiron disputes Licensee’s claim that the Product in Question is an Exempt Product after such evaluation, the dispute shall be governed by the dispute resolution provisions provided herein, provided that the presumption and burden of proof provisions referenced in Section 7.3 shall apply to such dispute resolution.  In the event that Licensee fails to provide Chiron with an Exempt Product Notification within the Exempt Product Notification Period, Licensee shall thereafter be estopped from asserting that the Product in Question is an Exempt Product.

8.             TERM AND TERMINATION

8.1.         Term.  The term of this Agreement (the “Term”) shall commence as of the Effective Date and, unless earlier terminated in accordance with Section 8.2, shall continue until the later to occur of (a) the twentieth anniversary of the Effective Date and (b) the expiration date of the last to expire of any issued Chiron Patent that includes at least one Valid Claim covering such Identified Product in any country in which Identified Product is being sold.  In acknowledgement of Licensee’s agreement to enter into a deferred payment arrangement instead of paying a fully negotiable up-front fee for the license to the Chiron Patent Rights granted herein, Licensee agrees that Licensee’s obligation to pay milestone payments pursuant to Section 3.1.1 and royalty payments pursuant to Sections 3.1.2 and 3.1.3 shall be unconditional and irrevocable during the Term, notwithstanding any earlier expiration or invalidation of any or all of the Chiron Patent Rights.

8.2.         Termination.

8.2.1.      Chiron shall have the right to terminate this Agreement, at Chiron’s sole discretion, upon delivery of written notice to Licensee, upon the occurrence of any of the following:

(a)           In the event of any breach by Licensee of any terms and conditions of this Agreement, provided that such breach has not been cured within sixty (60) days after written notice thereof is given by Chiron to Licensee; or

(b)           In the event that Licensee or any Third Party Beneficiary challenges or knowingly supports (other than pursuant to a subpoena or other court order) a challenge to the validity of any of the Chiron Patent Rights.

8.2.2.      Either party shall have the right to terminate this Agreement, upon the filing by the other party in any court or agency pursuant to any statute or regulation of the United States or any state a petition in bankruptcy or insolvency or for reorganization or similar arrangement or for the appointment of a receiver or trustee of such party or its assets, upon the proposal of a written agreement of composition or extension of its debts, or if such party is served with an involuntary petition against it in any insolvency proceeding, upon the ninety-first (91st) day after such service if such involuntary petition has not previously been stayed or dismissed, or upon the making by such party of an assignment for the benefit of its creditors.

8.3.         Effect of Termination or Expiration.

8.3.1.      In General.  Upon termination of this Agreement for any reason:

(a)           All rights and licenses granted to Licensee in Article 2 shall terminate, and Licensee shall cease all use of Chiron Patent Rights, including any research, development, use, manufacture and sale of Identified Products;

(b)           Without limitation to Section 8.3.2, any and all royalty and milestone payment and related obligations of Licensee, if any, shall survive;

(c)           Chiron shall have the right to retain all amounts previously paid to Chiron by Licensee; and

(d)           Neither party shall be relieved of any obligation which accrued prior to the effective date of such expiration or early termination.

8.3.2.      Survival.  Except as expressly provided herein, the following provisions shall survive expiration or termination of this Agreement: Article 3, Section 4.3, Article 5, Article 6, Article 7, Section 8.3, Article 9, Article 10 and any other provisions which by their nature are intended to survive termination.

9.             CONFIDENTIAL INFORMATION

9.1.         Confidentiality.  Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the parties agree that, for the term of this Agreement and for ten (10) years thereafter, each party (the “Receiving Party”) receiving any Confidential Information of the other party (the “Disclosing Party”) shall keep such Confidential Information confidential and shall not publish or otherwise disclose or use such Confidential Information for any purpose other than as provided for by in this Agreement except for Confidential Information that the Receiving Party can establish:

9.1.1.      was already known to the Receiving Party (other than under an obligation of  confidentiality), at the time of disclosure by the Disclosing Party and such Receiving Party has documentary evidence to that effect;

9.1.2.      was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

9.1.3.      became generally available or known, or otherwise became part of the public domain, after its disclosure to, or, with respect to know-how, discovery or development by, such Receiving Party through no fault of the Receiving Party;

9.1.4.      was disclosed to the Receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to others; or

9.1.5.      was independently discovered or developed by or on behalf of the Receiving Party without the use of the Confidential Information belonging to the other party and the Receiving Party has documentary evidence to that effect.

9.2.         Authorized Disclosure and Use. Notwithstanding Section 9.1, each party may disclose Confidential Information belonging to the other party to the extent such disclosure is required to comply with a court order or applicable governmental law or regulation, including law and regulations of the United States Securities and Exchange Commission (“SEC”), the National Association of Securities Dealers or any national stock exchange regulation, and except as expressly provided herein.  In the event a party is required by court order to disclose Confidential Information belonging to the other party, the Disclosing Party shall provide sufficient notice to the other party and such reasonable cooperation and assistance to enable the other party to seek a protective order or otherwise prevent or limit disclosure or use of such Confidential Information.  In the event a party is required to disclose the terms of this Agreement or the Stock Purchase Agreement to the SEC, such party shall seek confidential treatment of this Agreement and the Stock Purchase Agreement to the extent permitted by law and shall provide to the other party a copy of the proposed redactions to be provided in connection with the applicable confidential treatment request in advance of submission to the SEC and shall consider in good faith any suggestions of the other party with respect to the scope of such redactions.  In addition, either party may disclose the terms of this Agreement and the Stock Purchase Agreement to its accountants or attorneys that are under a duty of confidentiality to such party.

9.3.         Publicity. Except as set forth in this Section 9, neither Licensee nor Chiron shall make any public announcement concerning, or otherwise disclose, the existence or terms of this Agreement or the Stock Purchase Agreement without the prior written consent of the other party.  Each party may issue a public announcement disclosing the execution of this Agreement following such execution; provided that such announcement shall not disclose the economic structure or terms of this Agreement; and provided further that the party making such public announcement shall submit the proposed form of public announcement to the other party at least (3) three business days in advance of the proposed date of issuance and shall incorporate the other party’s reasonable comments and suggestions prior to issuance of such public announcement.

10.          GENERAL

10.1.       Notices.  All notices or other communications required or permitted hereunder shall be in writing and delivered personally or by facsimile transmission (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by nationally-recognized overnight courier service, addressed as follows

If to Chiron:

Chiron Corporation

4560 Horton Street

Emeryville, California 94068-2916

Attention: President, Chiron BioPharmaceuticals

Fax: (510) 923-3832

Copy to: Office of the General Counsel

Fax: (510) 654-5360

If to Licensee:

AVI BioPharma, Inc.

One SW Columbia, Suite 1105

Portland, Oregon 97258

Attention: President

Fax: (503)-227-0751

Copy to: Vice President, Business Development

Fax: (503)-227-0751

or to such other address or facsimile number as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith.  Any such communication shall be deemed to have been given (a) when delivered, if personally delivered or sent by facsimile transmission on a business day; (b) on the business day after dispatch, if sent by nationally-recognized overnight courier; and (c) on the third (3rd) business day following the date of mailing, if sent by mail.  In addition to any notices required or permitted hereunder, the parties shall use the contact information below for purposes of providing payment or accounting information set forth in Article 3 and 4 hereof:

If to Chiron:

Chiron Corporation

4560 Horton Street

Emeryville, California 94068-2916

Attention: Manager, R&D Operations

Tel: (510) 923-8128

Fax: (510) 923-5745

If to Licensee:

AVI BioPharma, Inc.

4575 SW Research Way, Suite 200
Corvallis, Oregon 97333

Attn: Chief Financial Officer
Tel: (541)-753-3635

10.2.       Force Majeure.  Neither party shall be liable for delay or failure in the performance of any of its obligations hereunder if such delay or failure is due to causes beyond its reasonable control, including acts of God, fires, earthquakes, strikes and labor disputes, acts of war, civil unrest or intervention of any governmental authority; provided, that the affected party promptly notifies the other party and further provided that the affected party shall use its commercially reasonable efforts to avoid or remove such causes of non-performance and shall continue performance with the utmost dispatch whenever such causes are removed.  When such circumstances arise, the parties shall negotiate in good faith any modifications of the terms of this Agreement that may be necessary or appropriate in order to arrive at an equitable solution.

10.3.       Use of Names.  Licensee, at its sole cost and expense, shall be responsible for the selection, registration and maintenance of all trademarks which it employs in connection with its activities conducted pursuant to this Agreement, if any, and shall own and control such trademarks.  Nothing in this Agreement shall be construed as a grant to Licensee of rights, by license or otherwise, to the use of any trademarks, service marks, logos or the name of Chiron for any purpose.  Neither party shall use the name or marks or logos of the other party for any purpose without the prior written consent of such other party.

10.4.       Assignment.  Neither party shall assign its rights or obligations under this Agreement without the prior written consent of the party, except that (i) Chiron may, without Licensee’s consent, assign all of its rights and obligations hereunder in connection with any transfer of all of the Chiron Patent Rights to any Affiliate of Chiron or another Third Party, (including a successor in interest);  provided, however, that such Affiliate or other Third Party agrees to be bound by the terms of this Agreement; and (ii) Licensee may and shall assign all of its rights and obligation hereunder to a successor in interest of the entire business to which this Agreement relates, provided that such successor in interest agrees to be bound by the terms of this Agreement.  Subject to the foregoing, this Agreement shall inure to the benefit of and be binding on the parties’ permitted successors and assigns.

10.5.       Waivers and Modifications.  The failure of any party to insist on the performance of any obligation hereunder shall not be deemed to be a waiver of such obligation.  Waiver of any breach of any provision hereof shall not be deemed to be a waiver of any other breach of such provision or any other provision.  No waiver, modification, release or amendment of any obligation under or provision of this Agreement shall be valid or effective unless in writing and signed by all parties hereto.

10.6.       Choice of Law and Jurisdiction.  This Agreement shall be governed by and shall be construed in accordance with the laws of the State of California without regard to the conflicts of laws provisions thereof.

10.7.       Dispute Resolution.  Any dispute arising out of or in connection with this Agreement shall be resolved by the parties in the following manner:

10.7.1.    Informal Settlement.  Either party may initiate resolution of such controversy by providing to the other party a brief and concise statement of the initiating party’s claims, together with relevant facts supporting them, and referring to this Section 10.7.  For a period of sixty (60) days from the date of such statement, or such longer period as the parties may agree in writing, the parties shall make good faith efforts to settle the dispute.  Such efforts shall include full presentation of the parties’ respective positions before their respective designated senior executives.

10.7.2.    Arbitration. Any controversy or claim arising out of or relating to this Agreement or the validity, inducement, or breach thereof, shall be settled by binding arbitration before three arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) then pertaining, except where those rules conflict with this provision, in which case this provision controls.  The parties hereby consent to the jurisdiction of the federal district court for the district in which the arbitration is held for the enforcement of this provision and the entry of judgment on any award rendered hereunder.  Should such court for any reason lack jurisdiction, any court with jurisdiction shall enforce this clause and enter judgment on any award.  Each arbitrator shall be an attorney who has at least fifteen (15) years of experience with a law firm or corporate law department of over twenty-five (25) lawyers or was a judge of a court of general jurisdiction.  The arbitration shall be held in San Francisco, California or such other place as the parties agree, and in rendering the award the arbitrators must apply the substantive law of California (except where that law conflicts with this clause), except that the interpretation and enforcement of this arbitration provision shall be governed by the Federal Arbitration Act.  The arbitrators shall be neutral, independent, disinterested, impartial and shall abide by the Code of Ethics for Arbitrators in Commercial Disputes approved by the AAA.  Within forty-five (45) days of initiation of arbitration, each party shall select its arbitrator. The third arbitrator shall be mutually agreed upon by the two arbitrators chosen by the parties.  In the event that the two arbitrators cannot agree on a third arbitrator within sixty (60) days of their approval then AAA shall appoint an arbitrator who shall be an attorney who has at least fifteen (15) years of experience with a law firm or corporate law department of over twenty-five (25) lawyers or was a judge of a court of general jurisdiction.  The parties shall reach agreement upon and thereafter follow procedures assuring that the arbitration will be concluded and the award rendered within no more than eight months from selection of the arbitrators.  Failing such agreement, the AAA will design and the parties will follow procedures that meet such a time schedule.  Each party has the right before or, if the arbitrator cannot hear the matter within a acceptable period, during the arbitration to seek and obtain from the appropriate court provisional remedies such as attachment, preliminary injunction, replevin, etc., to avoid irreparable harm, maintain the status quo or preserve the subject matter of the arbitration.  Notwithstanding the foregoing, either party may seek an order from a court of competent jurisdiction to restrain the other from violating the nondisclosure provisions of Article 9, the restrictions on use of trademarks in Section 10.3, or the limitations on the use of the Chiron Patent Rights set forth in Article 2.

10.8.       Entire Agreement.  This Agreement and the exhibits hereto constitute the entire agreement between the parties as to the subject matter hereof, and supersede all prior negotiations, representations, agreements and understandings regarding the same.

10.9.       Counterparts. This Agreement may be executed in counterparts with the same effect as if both parties had signed the same document.  All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

10.10.     Relationship of the Parties.  Each party is an independent contractor under this Agreement.  Nothing contained herein is intended or is to be construed so as to constitute Chiron and Licensee as partners, agents or joint venturers.  Neither party shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any contract, agreement or undertaking with any Third Party.

10.11.     Severability.  If any provision hereof should be held invalid, illegal or unenforceable in any respect, then, to the fullest extent permitted by applicable law, (a) all other provisions hereof shall remain in full force and effect and shall be liberally construed in order to carry out the intent of the parties as nearly as may be possible, and (b) the parties agree to use their best efforts to negotiate a provision, in replacement of the provision held invalid, illegal or unenforceable, that is consistent with applicable law and accomplishes, as nearly as possible, the original intention of the parties with respect thereto.  To the fullest extent permitted by applicable law, each party hereby waives any provision of law that would render any provision hereof prohibited or unenforceable in any respect.

10.12.     Exports.  The rights and obligations of the Parties under this Agreement shall be subject in all respects to United States laws and regulations, as shall from time to time govern the license and delivery of technology and products between the United States and other jurisdictions in the Research and Development Territory, including the United States Foreign Assets Control Regulations, Transaction Control Regulations and Expert Control Regulations, as amended, and any successor legislation issued by the Department of Commerce, International Trade Administration, Office of Export Licensing.  Without in any way limiting the provisions of this Agreement, each party agrees that, unless prior authorization is obtained from the Office of Export Licensing, it shall not export, re-export, or transship, directly or indirectly, to any country, any of the technical data disclosed to it by the other party if such export would violate the laws of the United States or the regulations of any department or agency of the United States Government.

10.13.     Construction.  Headings and captions are for convenience only and are not be used in the interpretation of this Agreement. Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense.  The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement.  The term “including” as used herein shall mean including, without limiting the generality of any description preceding such term.  The language of this Agreement shall be deemed to be the language mutually chosen by the parties, and no rule of strict construction shall be applied against either party.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date set forth above.

CHIRON CORPORATION	AVI BIOPHARMA, INC.

By:	By:

Name: Craig A. Wheeler	Name: Alan P. Timmins

Title: President, Chiron BioPharmaceuticals	Title: President and Chief Operating Officer

EXHIBIT A
Patents Relating to HCV

Patent/ Application No	Country
5,714,596	US
6,074,816	US
5,712,088	US
6,027,729	US
5,863,719	US
5,371,017	US
5,585,258	US
5,597,691	US
6,194,140	US
5,712,145	US
5,885,799	US
5,989,905	US
6,472,180	US
09/884455	US
09/884456	US
10/232643	US
6,096,541	US
5,679,342	US
5,968,775	US
2005/0058982A1	US
6,297,370	US
5,959,092	US
5,372,928	US
10/626879	US
5,922,857	US
60/614955	US
5,851,759	US

EXHIBIT B
Location(s) of Licensee Facilities

AVI BioPharma, Inc.

One SW Columbia, Suite 1105

Portland, OR 97258

AVI BioPharma, Inc.

4575 SW Research Way, Suite 200
Corvallis, Oregon, 97333

EXHIBIT C
Identified Products Resulting from Prior Activity

Lot	Seq ID	Name	Sequence	n	5’End	Status
***	***	***	***	***	***	***
***	***	***	***	***	***	***
***	***	***	***	***	***	***
04JA12-J(A1)	0-1-4-116	HCV-REP	GCC AGC CCC CTG ATG GGG GC	20	P003-(GMBS)	Research
04JA12-J(B1)	0-1-4-117	GBV-bAUG	CAG GCA TGT GCT ACG GTC TAC	21	P003-(GMBS)	Research
04JA12-J(C1)	0-1-4-118	GBV-bREP	ACC ACA AAC ACT CCA GTT T	19	P003-(GMBS)	Research
04JA12-J(B2)	0-1-4-115	HCV-AUGpse	GTG CTC ATG GTG CAC GGT CTA C	22	P003-(GMBS)	Research
04FE02-J(B2)	0-1-4-124	3’ end of (-) strand	GAT TGG GGG CGA CAC TCC ACC	21	P003-(GMBS)	Research
04FE09	R&D 0-1-4-119	GBV-bAUG	CAG GCA TGT GCT ACG GTC TAC	21	HO-(CH2CH2O)3-CO	Research
04FE10	R&D 0-1-4-121	GBV-bREP	ACC ACA AAC ACT CCA GTT T	19	HO-(CH2CH2O)3-CO	Research
04MR31-R(C4)	0-1-0-1004	A13	AAA AAA AAA AAA A	13	P003-(GMBS)	Research
04MR31-R(D4)	0-1-0-1005	A17	AAA AAA AAA AAA AAA AA	17	P003-(GMBS)	Research
04AP16-J(D1)	0-1-4-123	bases 9550-9570	GGC TCA CGG ACC TTT CAC AGC	21	P003-(GMBS)	Research
05MY23-R(A1)	NG-05-0413	HCV SL2	GCT CAC GGC CTT TCA CAG C	19	P007	Research
05MY23-R(B1)	NG-05-0414	HCV SL3.2	GGG CAT GAG ACA GGC TGT GAT A	22	P007	Research
05MY23-R(C1)	NG-05-0415	HCV SL3.0	CAG TAT CAG CAC TCT CTG CAG	21	P007	Research
***	***	***	***	***	***	***
***	***	***	***	***	***	***
***	***	***	***	***	***	***
05MY23-R(C2)	NG-05-0421	HCV AUG (AVI-4065)	GTG CTC ATG GTG CAC GGT C	19	P007	Research
05MY23-R(D2)	0-1-4-65	HCV AUG (AVI-4065)	GTG CTC ATG GTG CAC GGT C	19	HO-(CH2CH2O)3-CO	Phase I/II
***	***	***	***	***	***	***
***	***	***	***	***	***	***
***	***	***	***	***	***	***
***	***	***	***	***	***	***